SUNAMERICA EQUITY FUNDS

(the “Trust”)

Amended and Restated

Designation of Series of Shares of Beneficial Interests in the Trust and

Designation of Classes

WHEREAS, the Trustees of the Trust (the “Trustees”), acting pursuant to Section 6.9 of the Declaration of Trust of the Trust (the “Declaration”), have previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees, effective as of October 1, 2014, amended and restated the Trust’s Prior Designations in their entirety with respect to the establishment and designation of SunAmerica International Dividend Strategy Fund and SunAmerica Japan Fund (each, an “Affected Fund”) and their Classes of Shares;

WHEREAS, the Class B Shares of each Affected Fund convert automatically into Class A Shares of such Fund as set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Fund, as the same may be amended and supplemented from time to time (“Prospectus”);

WHEREAS, the Trustees, at a meeting held on December 2, 2014, determined to (a) discontinue the sale of Class B Shares of each of the Affected Funds; (b) to convert all previously issued and outstanding Class B Shares of each Affected Fund to Class A Shares of that Fund; (c) to further terminate the Class B Shares as a class of each such Affected Fund, and to supplement the Affected Fund’s Prospectus accordingly;

WHEREAS, in furtherance of the foregoing, the Trustees, acting at the meeting held on December 2, 2014, authorized the automatic conversion as of the opening of business on January 28, 2015, of each Class B Share of each Affected Fund outstanding as of the close of business on January 27, 2015, into that number of newly issued Class A Shares (which may be a factional amount) of that Fund as shall be equal to the net asset value of the Class B Shares of the Fund as of the close of business on January 27, 2015, such conversion to be accomplished and share computations to be made based upon the relative net asset values of the Class A and Class B Shares of each Fund as the calculation of such Fund’s net asset value on January 27, 2015 as determined by the procedures set forth in the Prospectus and Registration Statement under the Securities Act of 1933 in effect as of such date with respect to such Fund;

NOW THEREFORE, the undersigned, being a majority of the Trustees, do hereby amend and restate this Amended and Restated Establishment and Designation of Series of Beneficial Interests in the Trust and Designation of Classes with respect to the Affected Funds as listed below, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Classes
SunAmerica International Dividend Strategy Fund	A, B*, C, I, W
SunAmerica Japan Fund	A, B*, C

*	Class B as a Class of the Fund will terminate as of January 28, 2015.

1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited. The number of authorized Shares of each Class is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same maybe amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent set forth in the Declaration), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 6.9 of the Declaration.

4. With respect to the Shares of each Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

7. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

8. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

9. The designation of any Series or Class hereby shall not impair the power of the Trustees from time to time to designate additional Series or Classes of Shares of a or terminate any one or more Series or Classes of a Series hereby designated.

10. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 2nd day of December, 2014.

By:	/s/ Dr. Judith L. Craven	By:	/s/ Stephen J. Gutman
Name: Dr. Judith L. Craven		Name: Stephen J. Gutman
As Trustee, and not individually		As Trustee, and not individually

By:	/s/ William F. Devin	By:	/s/ Peter A. Harbeck
Name: William F. Devin		Name: Peter A. Harbeck
As Trustee, and not individually		As Trustee, and not individually

By:	/s/ Richard W. Grant	By:	/s/ William J. Shea
Name: Richard W. Grant		Name: William J. Shea
As Trustee, and not individually		As Trustee, and not individually